Exhibit 99.1

NewMil Bancorp Contact:	Webster Media Contact:
Francis J. Wiatr	Clark Finley
Chairman, President and CEO	203-578-2287
860-355-7602	cfinley@websterbank.com
Fwiatr@newmilbank.com
Webster Investor Contact:
Terry Mangan
203-578-2318
tmangan@websterbank.com

April 25, 2006	For Immediate Release

WEBSTER TO ACQUIRE NEWMIL BANCORP,
DEEPENS ITS CONNECTICUT FRANCHISE

New Milford, CT – April 25, 2006 – Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, N.A., today announced that it has reached a definitive agreement to acquire NewMil Bancorp, Inc. (NASDAQ: NMIL), headquartered in New Milford, Connecticut. NewMil Bancorp is the holding company for NewMil Bank, a state-chartered savings bank with $873 million in assets at December 31, 2005 and 20 branches in Connecticut.

Under the terms of the agreement, Webster Financial Corporation will acquire NewMil Bancorp through a tax-deferred, stock-for-stock exchange of all of the outstanding shares of NewMil Bancorp’s common stock. NewMil Bancorp shareholders will receive $41.00 in Webster common stock for each share of NewMil Bancorp common stock so long as Webster’s average stock price (as defined in the agreement) is between $44.85 and $50.25 per share. If the average Webster stock price is below $44.85, the exchange ratio will be fixed at .9142. If the average Webster stock price is above $50.25, the exchange ratio will be fixed at .8159. Based on Webster’s closing stock price on April 24, 2006, the transaction has an aggregate value of approximately $172.5 million.

“Our partnership with NewMil Bancorp is a combination of like-minded institutions that share a vision to be the region’s leading financial service provider,” stated Webster chairman and chief executive officer James C. Smith. “This alliance unites us with our highly respected partner while deepening Webster’s presence in Litchfield, New Haven and Fairfield Counties. We know well Connecticut’s markets and customers.”

NewMil Bank and Webster Bank will merge operations, and existing NewMil Bank branches will be renamed as branches of Webster Bank.

NewMil chairman, president and chief executive officer Francis J. Wiatr said, “This agreement creates significant value for NewMil’s shareholders, customers and the communities we serve. In joining with Webster, we are strengthening a powerful regional franchise that has become the largest independent bank headquartered in New England. This partnership will provide our customers access to a broader array of financial services from the same employees they’ve come to know and trust.”

As part of the transaction, Webster plans to repurchase in open market transactions up to 20% of the deal value, which results in marginal accretion to its diluted GAAP earnings per share in 2007.

The closing of the transaction, which is subject to customary closing conditions, including approval of regulatory authorities and NewMil Bancorp’s shareholders, is expected to occur in the fourth quarter of 2006.

After the merger, NewMil’s board of directors will serve as an advisory board to Webster Bank, with Francis J. Wiatr serving as its chairman.

MG Advisors, Inc. and Keefe, Bruyette & Woods, Inc. served as financial advisors to NewMil Bancorp.

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Webster Financial Corporation is the holding company for Webster Bank, National Association and Webster Insurance. With $17.9 billion in assets, Webster provides business and consumer banking, mortgage, insurance, financial planning, trust and investment services through 158 banking offices, 306 ATMs, telephone banking and the Internet. Webster Bank owns the asset-based lending firm Webster Business Credit Corporation, the insurance premium finance company Budget Installment Corp., Center Capital Corporation, an equipment finance company headquartered in Farmington, Connecticut and provides health savings account trustee and administrative services through HSA Bank, a division of Webster Bank.

For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websteronline.com.

NewMil Bancorp is the parent company of NewMil Bank, a full service community bank headquartered in New Milford, Connecticut. The Bank, which has served western Connecticut since 1858, operates 20 full-service banking branches throughout Litchfield, Fairfield and New Haven Counties.

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THIS PRESS RELEASE DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES FOR SALE. THE OFFERING OF WEBSTER COMMON STOCK WILL BE MADE ONLY BY MEANS OF A PROSPECTUS IN ACCORDANCE WITH FEDERAL LAW AND APPLICABLE STATE SECURITIES LAWS. THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUT ANY SECURITIES.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the benefits of the NewMil Bancorp acquisition, including future business opportunities and financial results, and the companies’ intentions with respect to the combined company. These forward-looking statements are based upon current beliefs and expectations and are subject to business, economic and other uncertainties and contingencies, many of which are beyond our control. Actual results may differ materially from the anticipated results as a result of various factors, including among others: (1) the failure to successfully integrate the two companies' businesses, or to integrate them in a timely manner; (2) the failure to achieve anticipated cost savings, or to achieve such savings in a timely manner; (3) costs, customer loss and business disruption in connection with the acquisition or the integration of our companies may be greater than expected; (4) failure to obtain governmental approvals without adverse regulatory conditions; (5) difficulties associated with achieving expected future financial results; and (6) failure of the NewMil Bancorp stockholders to approve the acquisition. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements, including those relating to the businesses of Webster and NewMil generally, are discussed in Webster's and NewMil’s reports filed with the SEC (accessible on the SEC website at http://www.sec.gov, on Webster's website at http://websteronline.com and on NewMil’s website at http://www.newmil.com). Webster and NewMil do not undertake any obligation to update any forward-looking statements to reflect changes in beliefs, expectations or events.

Solicitation Information

The proposed transaction will be submitted to NewMil Bancorp stockholders for their consideration. Webster and NewMil will file with the SEC a registration statement, a proxy statement/prospectus and other relevant documents concerning the proposed transaction with the SEC. Stockholders of NewMil are urged to read the registration statement and the proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Webster and NewMil at the SEC's Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus can be obtained, without charge, by directing a request to Terrence K. Mangan, Senior Vice President/Investor Relations, Webster Financial Corporation, Webster Plaza, Waterbury, CT 06702 (203) 578-2318 or to B. Ian McMahon, Executive Vice President and CFO, NewMil Bancorp, PO Box 600, New Milford, CT 06776-0600 860-355-7630.

NewMil and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of NewMil in connection with the proposed merger. Information about the directors and executive officers of NewMil and their ownership of NewMil Bancorp common stock is set forth in the proxy statement, dated March 24, 2006, for NewMil’s 2006 annual meeting of stockholders, as filed with the SEC on Schedule 14A. Additional information regarding the interests of such participants may be obtained by reading the proxy statement/prospectus when it becomes available.

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For more investor relations information, please visit www.wbst.com.